MARCH __, 1999 AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                            THE ALGER AMERICAN FUND,
                     FRED ALGER & COMPANY, INCORPORATED, AND
                  RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

        This is an amendment to the Participation Agreement dated August 8, 1997 ("Agreement") among The Alger American Fund, Fred Alger & Company, Incorporated and ReliaStar Life Insurance Company of New York (formerly ReliaStar Bankers Security Life Insurance Company) ("the Company").

        Schedule A to the Agreement is hereby amended and replaced to include the following separate accounts of the Company:

        - ReliaStar Life Insurance Company of New York Variable Annuity Separate Account II

        - ReliaStar Life Insurance Company of New York Variable Life Separate Account I

        Schedule A, as amended, is hereby made a part of the Agreement.

        IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Agreement as of March __, 1999.

                             THE ALGER AMERICAN FUND

                             By:__________________________________________

                             Name:________________________________________

                             Title:_______________________________________


                             FRED ALGER & COMPANY, INCORPORATED

                             By:__________________________________________

                             Name:________________________________________

                             Title:_______________________________________


                             RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

                             By:__________________________________________

                             Name:________________________________________

                             Title:_______________________________________